Exhibit 10.1
LOOPNET, INC.
AMENDMENT NO. 1 TO
CHANGE OF CONTROL SEVERANCE AGREEMENT
     This Amendment No. 1 to Change of Control Severance Agreement (the “Amendment No. 1”) is made and entered into effective as of February 2, 2011 (the “Effective Date”), by and between (the “Executive”) and LoopNet, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Amendment No. 1 but not defined herein shall have the meaning assigned to them in that certain Change of Control Severance Agreement dated as of ______________, by and between the Executive and the Company (the “Agreement”).
RECITALS
     WHEREAS, the Executive and the Company previously entered into the Agreement, which is scheduled to expire on December 18, 2011;
     WHEREAS, the Board of Directors of the Company (the “Board”) reviewed the terms of the Agreement in connection with its annual review of executive compensation;
     WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to extend the term of the Agreement in order to provide select members of Company management, including Executive, with incentive to continue employment with the Company without distraction in light of the possibility of a Change in Control and to motivate them to maximize the value of the Company for the benefit of its stockholders;
     WHEREAS, the Company and the Executive desire to amend the Agreement as provided below;
     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby amend the Agreement and agree as follows.
ARTICLES
     1. Section 2. Section 2 of the Agreement is hereby amended and restated in its entirety:
     “2. Term of Agreement. This Agreement shall be effective until the earlier of the date that (i) this Agreement is modified pursuant to Section 9(b), (ii) this Agreement is terminated by mutual agreement of the Company and the Executive, and (iii) all of the obligations of the parties hereto with respect to this Agreement have been satisfied.”
     2. Effect of Amendment. Except as and to the extent expressly modified by this Amendment No. 1, the Agreement and any exhibits thereto shall remain in full force and effect in all respects.
     3. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 as of the day and year first above written.

LoopNet, Inc.
By:
Name:
Title:

[Name of Executive]

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